As filed with the Securities and Exchange Commission on March 4, 2005

Registration No. 333-104118

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S–8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CACI International Inc

(Exact name of registrant as specified in its charter)

Delaware	54-1345888
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 North Glebe Road, Arlington, Virginia	22201
(Address of Principal Executive Offices)	(Zip Code)

CACI International Inc

CACI 2002 Employee Stock Purchase Plan

CACI 2002 Director Stock Purchase Plan

CACI 2002 Management Stock Purchase Plan

(Full titles of the plans)

Jeffrey P. Elefante

Executive Vice President and General Counsel

CACI International Inc

1100 North Glebe Road

Arlington, Virginia 22201

(Name and address of agent for service)

(703) 841-7800

(Telephone number, including area code, of agent for service)

Explanatory Note

A draft rather than the final version of the CACI 2002 Management Stock Purchase Plan adopted by our Board of Directors was inadvertently filed as Exhibit 4.5 to our Registration Statement on Form S-8 dated March 28, 2003 (File No. 333-104118).

The purpose of this Post-Effective Amendment No. 1 to our Registration Statement on Form S-8 (File No. 333-104118) is to file the correct version of the CACI 2002 Management Stock Purchase Plan with the Securities and Exchange Commission. Except as set forth herein, the contents of our Registration Statement on Form S-8 (File No. 333-104118) relating to the CACI 2002 Management Stock Purchase Plan are incorporated by reference into this Post-Effective Amendment No. 1 to the above-referenced Registration Statement on Form S-8.

PART II

Item 8.	Exhibits

4.5	CACI 2002 Management Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Virginia, on this 4th day of March, 2005.

CACI International Inc

By:	/s/ Jeffrey P. Elefante
Jeffrey P. Elefante Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* J.P. London	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	March 4, 2005

* Stephen L. Waechter	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	March 4, 2005

/S/ S. Mark Monticelli	Senior Vice President, Corporate Controller (Chief Accounting Officer)	March 4, 2005

Herbert W. Anderson	Director	March 4, 2005

* Michael J. Bayer	Director	March 4, 2005

* Peter A. Derow	Director	March 4, 2005

* Richard L. Leatherwood	Director	March 4, 2005

Barbara A. McNamara	Director	March 4, 2005

Signature	Title	Date

* Arthur L. Money	Director	March 4, 2005

* Warren R. Phillips	Director	March 4, 2005

* Charles P. Revoile	Director	March 4, 2005

* John M. Toups	Director	March 4, 2005

* Larry D. Welch	Director	March 4, 2005

*/s/ Jeffrey P. Elefante Jeffrey P. Elefante Attorney-in-fact		March 4, 2005

EXHIBIT INDEX

Exhibit Number	Description
4.5	CACI 2002 Management Stock Purchase Plan.